Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE:	IMMEDIATELY

FOR MORE INFORMATION CONTACT:	Ted Peters, Chairman
610-581-4800 or
610-525-2531 (evening)

Bryn Mawr Bank Corporation authorizes two-for-one stock split

BRYN MAWR, Pa., August 29, 2003—Bryn Mawr Bank Corporation, (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company, authorized a two-for-one stock split effective October 1, 2003, for shareholders of record as of September 4, 2003.

According to Corporation Chairman Ted Peters, “The stock split not only recognizes the strong past performance of the Corporation’s stock, but also confirms our optimism for the future.”

Bryn Mawr Bank Corporation, including The Bryn Mawr Trust Company, which was founded in 1889, has $586 million in bank assets and manages $1.6 billion in trust & investment assets. Bryn Mawr Trust offers a full range of banking and wealth management services, including trust and estate services, consumer and commercial loans, and business banking services.

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INVESTMENT MANAGEMENT • FINANCIAL PLANNING • TAX PLANNING • PERSONAL BANKING • BUSINESS BANKING

BROKERAGE SERVICES • FOUNDATIONS • FAMILY OFFICE • INSURANCE • MORTGAGES • FIDUCIARY SERVICES

801 Lancaster Avenue • Bryn Mawr, Pensylvania 19010 • (610) 526-2300 • FAX (610) 526-2051